EXHIBIT 31.3

CERTIFICATION

I, Alnoor Shivji, certify that:

1.	I have reviewed this annual report on Form 10-K/A of WaferGen Bio-systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2011

/s/ Alnoor Shivji
Alnoor Shivji
Chief Executive Officer
(principal executive officer)